EXHIBIT 5.1
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                                                     PricewaterhouseCoopers LLP
                                                     Chartered Accountants
                                                     111 5th Avenue SW
                                                     Suite 3100
                                                     Calgary Alberta
                                                     Canada T2P 5L3
                                                     Telephone +1 (403) 509 7500
                                                     Facsimile +1 (403) 781 1825



Consent of Independent Auditors



We hereby consent to the use in this Registration Statement on Form F-9 (the "Registration Statement") of our report dated February 26, 2003 relating to the consolidated financial statements of Canadian Natural Resources Limited. We also consent to the use in this Registration Statement of our compilation report and our comments for United States readers on differences between Canadian and United States reporting standards dated May 1, 2003, relating to the pro forma financial statements of Canadian Natural Resources Limited, which appears in such Registration Statement and to the reference to our firm under the heading of "Experts" included in this Registration Statement.





(Signed) "PRICEWATERHOUSECOOPERS LLP"
Chartered Accountants
Calgary, Canada
May 1, 2003





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.